Exhibit 10.2

AMENDED AND RESTATED

GUARANTY AGREEMENT

Dated as of July 15, 2022

between

RUSH ENTERPRISES, INC.

and

BANK OF MONTREAL

AMENDED AND RESTATED GUARANTY AGREEMENT (this “Agreement”) dated as of July 15, 2022 (the “Restatement Date”), by RUSH ENTERPRISES, INC. (“Holdings”) in favor of Bank of Montreal (“BMO”).

W I T N E S S E T H:

WHEREAS, BMO has made credit facilities available to Rush Truck Centres of Canada Limited (“Rush Canada”) and its predecessors for use in carrying on business;

WHEREAS, Holdings has guaranteed the obligations of Rush Canada and its subsidiaries under credit facilities made available by BMO to each of Rush Canada and its subsidiaries, pursuant to the Guaranty dated April 25, 2019, made by Holdings in favour of BMO (the “Existing Guaranty”);

WHEREAS, as a result of Holdings now owning 80% of Rush Canada, Holdings has agreed to amend and restate the Existing Guaranty to remove the Guaranty Cap (as such term is defined in the Existing Guaranty) and to continue to guaranty the obligations of Rush Canada and its subsidiaries under any credit facilities made available by BMO to each of Rush Canada and its subsidiaries on the terms and conditions hereof.

NOW, THEREFORE, in consideration of the premises and to induce BMO to continue to make credit facilities available to each of Rush Canada and its subsidiaries, Holdings hereby agrees in favour of BMO to amend and restate the Existing Guaranty in its entirety as follows:

ARTICLE I

GUARANTY

Section 1.1         Guaranty. Holdings hereby absolutely, unconditionally and irrevocably guarantees, as primary obligor and not merely as surety, the full and punctual payment when due, whether at stated maturity or earlier, by reason of acceleration, mandatory prepayment or otherwise in accordance with any Finance Instrument (as defined below), any and all obligations, of every kind and description, of each of Rush Canada and its subsidiaries (hereinafter singularly referred to as an “Obligor”) to BMO, whether now existing or hereafter arising, under (a) any credit facility made available by BMO to an Obligor, which credit facilities as modified, amended, supplemented, extended, renewed, restated or replaced from time to time are hereinafter singularly referred to as a “Guaranteed Credit Facility”, or (b) any promissory note, leasing agreement, master leasing agreement, leasing schedule, conditional sale contract, security agreement, chattel mortgage, hypothec, pledge, debenture or any other document or instrument entered into by an Obligor with BMO, or made by an Obligor in favour of BMO, pursuant to any Guaranteed Credit Facility or in connection with any Guaranteed Credit Facility, whether prior hereto, concurrently herewith or hereafter, as modified, amended, supplemented, extended, renewed, restated or replaced from time to time (singularly, a “Finance Instrument” and collectively “Finance Instruments”), which obligations are hereinafter singularly referred to as a “Guaranteed Obligation” and collectively referred to as the “Guaranteed Obligations”. This guaranty constitutes a guaranty of payment and not of collection. The Guaranteed Obligations include (i) all interest, fees, and expenses (including reasonable attorneys’ fees and court costs) incurred by or on behalf of BMO with respect to the Guaranteed Obligations, whether prior hereto, concurrently herewith or hereafter, and (ii) all fees and expenses, including reasonable attorneys’ fees and court costs, incurred by BMO to enforce its rights under this Agreement against Holdings.

Section 1.2         Authorization; Other Agreements. BMO is hereby authorized, without notice to or demand upon Holdings and without discharging or otherwise affecting the obligations of Holdings hereunder and without incurring any liability hereunder, from time to time, to do each of the following:

(a)          (i) modify, amend, supplement or otherwise change, (ii) accelerate or otherwise change the time of payment or (iii) waive or otherwise consent to noncompliance with, the terms of any Guaranteed Credit Facility, any Guaranteed Credit Facility, any Guaranteed Obligation or any Finance Instrument;

(b)          apply to the Guaranteed Obligations any sums by whoever paid or however realized to any Guaranteed Obligation in such order as provided by the terms of any Credit Facility or any Finance Instrument;

(c)          refund at any time any payment received by BMO in respect of any Guaranteed Obligation;

(d)          (i) sell, exchange, enforce, waive, substitute, liquidate, terminate, release, abandon, fail to perfect, subordinate, accept, substitute, surrender, exchange, affect, impair or otherwise alter or release any personal property subject to a security interest that secures payment or performance of any Guaranteed Obligation (“Collateral”) or any other guaranty therefor in any manner, (ii) receive, take and hold additional personal property to secure payment or performance of any Guaranteed Obligation, (iii) add, release or substitute any one or more other guarantors, makers or endorsers of any Guaranteed Obligation or any part thereof, and (iv) otherwise deal in any manner with the Obligors and any other guarantor, maker or endorser of any Guaranteed Obligation or any part thereof; and

(e)          settle, release, compromise, collect or otherwise liquidate the Guaranteed Obligations.

Section 1.3         Guaranty Absolute and Unconditional. Holdings hereby waives and agrees not to assert any defense arising in connection with or in respect of any of the following, and hereby agrees that its obligations under this Agreement are irrevocable, absolute and unconditional and shall not be discharged as a result of or otherwise affected by any of the following (which may not be pleaded and evidence of which may not be introduced in any proceeding with respect to this Agreement, in each case except as otherwise agreed in writing by BMO):

(a)          the invalidity or unenforceability of any obligation of any Obligor or any other guarantor under any Guaranteed Credit Facility or any Finance Instrument or any other agreement or instrument relating thereto (including any amendment, consent or waiver thereto), or any security for, or other guaranty of the Guaranteed Obligations or any part of them, or the lack of perfection or continuing perfection or failure of priority of any security for the Guaranteed Obligations or any part of them;

(b)          the absence of (i) any attempt to collect any Guaranteed Obligation or any part thereof from any Obligor or any other guarantor or other action to enforce any of the same or (ii) any action to enforce any Guaranteed Credit Facility or any Finance Instrument or any security thereunder;

(c)          the failure by any person to take any steps to perfect and maintain any security interest on, or to preserve any rights with respect to, any Collateral;

(d)          any workout, insolvency, bankruptcy proceeding, reorganization, arrangement, liquidation or dissolution by or against any Obligor, any other guarantor or any of the Obligor’s subsidiaries or any procedure, agreement, order, stipulation, election, action or omission thereunder, including any discharge or disallowance of, or bar or stay against collecting, any Guaranteed Obligation (or interest thereon) in or as a result of any such proceeding;

(e)          any foreclosure, whether or not through judicial sale, and any other sale of Collateral or any election, following any default or occurrence of an event of default under any Guaranteed Credit Facility or any Finance Instrument, by BMO to proceed separately against any Collateral in accordance with its rights under any applicable law; or

(f)          any other defense, setoff, counterclaim or any other circumstance that might otherwise constitute a legal or equitable discharge of any Obligor, any other guarantor or any of the Obligor’s subsidiaries, in each case other than the payment in full of the Guaranteed Obligations.

Section 1.4         Waivers. Holdings hereby unconditionally and irrevocably waives and agrees not to assert any claim, defense, setoff or counterclaim based on diligence, promptness, presentment, requirements for any demand or notice hereunder, including without limitation any of the following: (a) any demand for payment or performance and protest and notice of protest, (b) any notice of acceptance, (c) any presentment, demand, protest or further notice or other requirements of any kind with respect to any Guaranteed Obligation (including any accrued but unpaid interest thereon) becoming immediately due and payable, and (d) any other notice in respect of the Guaranteed Obligations or any part of them, and any defense arising by reason of any disability or other defense of any Obligor or any other guarantor. Holdings further unconditionally and irrevocably agrees not to enforce or otherwise exercise any right of subrogation or any right of reimbursement or contribution or similar right against any Obligor or any other guarantor by reason of any Guaranteed Credit Facility or any Finance Instrument or any payment made thereunder, in each case until the Guaranteed Obligations are paid in full in cash and the applicable preference period has expired. No obligation of Holdings hereunder shall be discharged other than by complete performance.

Section 1.5         Reliance. Holdings hereby assumes responsibility for keeping itself informed of the financial condition of the Obligors and any other guarantor, maker or endorser of any Guaranteed Obligation or any part thereof, and of all other circumstances bearing upon the risk of nonpayment of any Guaranteed Obligation or any part thereof, that diligent inquiry would reveal, and Holdings hereby agrees that BMO shall not have any duty to advise Holdings of information known to BMO regarding such condition or any such circumstances. In the event BMO, in its sole discretion, undertakes at any time or from time to time to provide any such information to Holdings, BMO shall be under no obligation to (a) undertake any investigation not a part of its regular business routine, (b) disclose any information that BMO, pursuant to accepted or reasonable commercial finance or banking practices, wishes to maintain confidential, or (c) make any future disclosures of such information or any other information to Holdings or any other guarantor.

ARTICLE II

MISCELLANEOUS

Section 2.1          Amendment and Restatement; No Novation. On the Restatement Date, the Existing Guaranty is amended and restated in its entirety by this Agreement and (a) all references to the Existing Guaranty in any document other than this Agreement (including in any amendment, waiver or consent) shall be deemed to refer to the Existing Guaranty as amended and restated hereby, (b) all references to any Article, Section or clause of the Existing Guaranty in any document (but not herein) shall be amended to be, mutatis mutandis, references to the corresponding provisions of this Agreement, and (c) except as the context otherwise provides, all references to this Agreement herein shall be deemed to be reference to the Existing Guaranty as amended and restated hereby. This Agreement is not intended to constitute, and does not constitute, a novation of the obligations and liabilities under the Existing Guaranty (including the Guaranteed Obligations) or to evidence payment of all or any portion of such obligations and liabilities. This Agreement shall not in any way release or impair the rights, duties, Guaranteed Obligations or any security for the Guaranteed Obligations or any part of them created pursuant to the Existing Guaranty or affect the relative priorities thereof, in each case to the extent in force and effect thereunder as of the Restatement Date and except as modified hereby or by documents, instruments and agreements executed and delivered in connection herewith and all of such rights, duties, Guaranteed Obligations and any such security are assumed, ratified and affirmed by Holdings. As amended hereby, all terms of the Existing Guaranty shall be and remain in full force and effect and shall constitute the legal, valid, binding and enforceable obligations of Holdings.

Section 2.2          Reinstatement. Holdings agrees that, if any payment made by any Obligor or other person and applied to the Guaranteed Obligations is at any time annulled, avoided, set aside, rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be refunded or repaid, then, (i) if, prior to any of the foregoing, any provision of this Agreement (including the guaranty of Holdings hereunder) shall have been terminated, cancelled or surrendered, such provision shall be reinstated in full force and effect, and (ii) Holdings shall remain liable hereunder as if such payment had not been made.

Section 2.3          Independent Obligations. The obligations of Holdings hereunder are independent of and separate from the Guaranteed Obligations. If any Guaranteed Obligation is not paid when due, or upon any default or occurrence of an event of default under any Guaranteed Credit Facility or any Finance Instrument, BMO may, at its sole election, proceed directly and at once, without notice, against Holdings to collect and recover the full amount or any portion of any Guaranteed Obligation then due, including the amounts specified in clauses (i) and (ii) of Section 1.1), without first proceeding against any other Obligor or any other guarantor and without first joining any other Obligor or any other guarantor in any proceeding.

Section 2.4          No Waiver by Course of Conduct. BMO shall not by any act (except by a written instrument pursuant to Section 2.5), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any default or occurrence of any event of default under any Guaranteed Credit Facility or any Finance Instrument. No failure to exercise, nor any delay in exercising, on the part of BMO, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by BMO of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy that BMO would otherwise have on any future occasion.

Section 2.5          Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with the terms of any Guaranteed Credit Facility.

Section 2.6          Notices. Any notice or other communications required or permitted hereunder shall be sufficiently given if sent by registered mail or certified mail, postage prepaid, by overnight courier service, or by electronic mail or other written form of electronic communication:

if to Holdings, at: 555 IH 35 South, Suite 500 New Braunfels, Texas 78130	if to BMO, at: c/o BMO Transportation Finance 5750 Explorer Drive, 3rd Floor Mississauga, ON L4W 0A9

or to such other address as shall be furnished in writing by any party hereto to the other. Any such notice or communication shall be deemed to have been given (a) one (1) business day after such notice is sent if it is sent by recognized overnight delivery or registered or certified mail, return receipt requested, or (b) the same day (or next business day if such day is not a business day in Ontario) if it is sent by electronic mail to such other party at the address and email address above or such other address and/or email address as such party may have provided by notice to the others in accordance with the provisions of this Section 2.6.

Section 2.7          Successors and Assigns. This Agreement shall be binding upon Holdings and its successors and assigns and shall inure to the benefit of BMO and its successors and assigns; provided, however, that Holdings may not assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of BMO, which may be delayed or withheld in BMO’s sole discretion.

Section 2.8          Counterparts. This Agreement may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart. Delivery of an executed signature page of this Agreement by facsimile transmission or by electronic transmission shall be as effective as delivery of a manually executed counterpart hereof.

Section 2.9          Interpretation. The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms. The terms “herein,” “hereof” and similar terms refer to this Agreement as a whole and not to any particular Article, Section or clause in this Agreement. References herein to an Article, Section or clause refer to the appropriate Article, Section or clause of this Agreement.

Section 2.10          Severability. Any provision of this Agreement being held illegal, invalid or unenforceable in any jurisdiction shall not affect any part of such provision not held illegal, invalid or unenforceable, any other provision of this Agreement or any part of such provision in any other jurisdiction.

Section 2.11          Governing Law. This Agreement and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the law of Texas.

Section 2.12          WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING WITH RESPECT TO, OR DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH, THIS AGREEMENT, ANY GUARANTEED CREDIT FACILITY OR ANY FINANCE INSTRUMENT OR THE TRANSACTIONS CONTEMPLATED THEREIN OR RELATED THERETO (WHETHER FOUNDED IN CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO OTHER PARTY AND NO RELATED PERSON OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 2.12.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, each of the undersigned has caused this Agreement to be duly executed and delivered as of the date first above written.

RUSH ENTERPRISES, INC.

as Guarantor

By:          /s/ Steven L. Keller

Name: Steven L. Keller

Title: Chief Financial Officer and Treasurer

ACCEPTED AND AGREED

as of the date first above written:

BANK OF MONTREAL

By:         /s/ Paul DeMarchi

Name: Paul DeMarchi

Title: Managing Director